Exhibit 99.1

Press Release – For Immediate Release

Wednesday, April 23, 2025

Mifflinburg Bancorp, Inc., Reports First Quarter 2025 Earnings

Mifflinburg, PA – Mifflinburg Bancorp, Inc. (“Company”) (OTC Pink: MIFF), parent company of Mifflinburg Bank and Trust Company (“Bank”), has released its unaudited consolidated financial statements for the first quarter of 2025.

Financial Results

Net income, as reported under U.S. Generally Accepted Accounting Principles (“GAAP”), for the quarter-ended March 31, 2025 was $1,806,000 compared to $1,356,000 for the same period in 2024, a 33.2% increase. Basic and diluted earnings per share for the quarters-ended March 31, 2025 and 2024 were $0.97 and $0.73, respectively. Return on average assets and return on average equity were 1.20% and 12.66% for the quarter ended March 31, 2025 compared to 0.97% and 9.88% for the same period of 2024.

Net interest income for the quarter-ended March 31, 2025 was $4.7 million compared to $3.8 million for the same period in 2024, a 23.8% increase. The significant increase in net interest income is primarily driven by loan growth of 3.0% quarter-to-date and by market interest rates starting to decline thus slowing the increase in cost of funds. Yield on earning assets increased 55 basis points, to 5.24% for the quarter-ended March 31, 2025 compared to the quarter-ended March 31, 2024, while the cost of funds increased 14 basis points, to 2.35%, as compared to the same time period in 2024. The net interest margin increased from 2.87% for the quarter-ended March 31, 2024 to 3.31% for the quarter-ended March 31, 2025.

The Bank recorded a provision for credit losses of $70,000 for the quarter-ended March 31, 2025. This is offset by a $63,000 reduction in the unfunded commitment reserve. The Bank did not record a provision for credit losses for the quarter-ended March 31, 2024.

Non-interest income for the quarter-ended March 31, 2025 was $585,000 compared to $567,000 for the same period in 2024, a 3.2% increase. The increase in non-interest income is primarily the result of a $52,000 gain on sale of premises in the first quarter of 2025.

Non-interest expense for the quarter-ended March 31, 2025 was $3.1 million compared to $2.8 million for the same period in 2024, a 10.1% increase. The increase in non-interest expense is primarily the result of merger expenses totaling $163,000 that was recorded in the first quarter of 2025.

An income tax provision of $419,000 was recorded for the quarter ended March 31, 2025, compared to an income tax provision of $231,000 for the quarter ended March 31, 2024, an 81.4% increase. The increase in the tax provision is primarily the result of non-deductible merger expenses and by tax-exempt interest income representing a smaller percentage of total interest income.

Financial Condition

Total assets increased to $607.9 million as of March 31, 2025 from $596.7 million as of December 31, 2024, an increase of 1.9%. Cash and cash equivalents increased $3.8 million from December 31, 2024 to March 31, 2025. Net loans increased by $13.0 million, or 3.0%, offset by securities available for sale decreasing $5.2 million and by interest-bearing time deposits decreasing $1.0 million from December 31, 2024 to March 31, 2025. Total deposits increased $16.9 million from December 31, 2024 to March 31, 2025, and Federal Home Loan Bank advances decreased $9.0 million from December 31, 2024 to March 31, 2025.

When compared to December 31, 2024, stockholders’ equity, excluding accumulated other comprehensive loss, increased $1.8 million to $62.1 million as of March 31, 2025. For the quarter-ended March 31, 2025 no cash dividends were paid to stockholders, as compared to $1.45 for the year-ended December 31, 2024. Mifflinburg Bancorp, Inc. remains well capitalized, with an equity-to-assets ratio of 9.6% as of March 31, 2025 and 9.4% at December 31, 2024.

The Bank maintained a strong liquidity position as of March 31, 2025, with additional borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $154.9 million and $1.7 million in additional borrowing capacity from the Federal Reserve’s Discount Window. In addition, the Bank has access to brokered deposits and has $16.3 million outstanding as of March 31, 2025.

About Mifflinburg Bancorp, Inc.

Mifflinburg Bancorp, Inc. is a bank holding company organized under the Pennsylvania Business Corporation Law on February 3, 1986. The assets are primarily those of its wholly owned subsidiary, Mifflinburg Bank and Trust Company, established in 1872. Mifflinburg Bank and Trust Company is a full-service commercial bank servicing customers from seven locations in Union, Snyder, Northumberland and Centre counties.  The Company has 77 employees as of March 31, 2025, and total assets of $608 million.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward -looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as “anticipates,” “believes,” estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should” and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the proposed merger with Northumberland Bancorp; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the other factors discussed in other reports Mifflinburg or Northumberland may file with the U.S. Securities and Exchange Commission (the “SEC”) . We do not undertake and specifically disclaim any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, expect as required by law. Accordingly, readers should not place undue reliance on forward-looking statements.

Mifflinburg Bancorp, Inc. and Northumberland Bancorp Merger - Additional Information and Where to Find It

On September 25, 2024 Mifflinburg Bancorp, Inc. (OTCPK: MIFF) and Northumberland Bancorp (OTCPK: NUBC) jointly announced the signing of a definitive merger agreement to combine the two companies in a strategic merger of equals. In connection with the proposed transaction, Mifflinburg has filed a registration statement on Form S-4 with the SEC. The registration statement includes a proxy statement of Northumberland and a prospectus of Mifflinburg for the Mifflinburg common stock to be offered to Northumberland shareholders in connection with the merger, that will be sent to Northumberland's shareholders seeking their approval of the proposed merger.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors and security holders of Mifflinburg and Northumberland and their respective affiliates are urged to read the registration statement on Form S-4, the proxy statement/prospectus included within the registration statement on Form S-4 and any other relevant documents filed or to be filed with the SEC in connection with the proposed merger, as well as any amendments or supplements to those documents, because they will contain important information about Mifflinburg, Northumberland and the proposed merger. Investors and security holders will be able to obtain a free copy of the registration statement, including the proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about Mifflinburg and Northumberland, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by Mifflinburg will be made available free of charge in the “Investor Relations” section of Mifflinburg’s website, https://www.mbtc.com/Resources/Investor-Relations. Copies of documents filed with the SEC by Northumberland will be made available free of charge in the "Investor Information" section of Northumberland's website, https://norrybank.com/about-us/investor-information.

Participants in Solicitation

Mifflinburg, Northumberland, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger under the rules of the SEC. Information regarding directors and executive officers of Mifflinburg and Northumberland will be made available in the proxy statement/prospectus filed by Mifflinburg with the SEC in connection with this proposed merger, and certain other documents filed with the SEC by Mifflinburg and Northumberland, respectively. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Mifflinburg Bancorp, Inc. Consolidated Balance Sheets

(Dollars in thousands, except per share data)	March 31, 2025 (Unaudited)	*December 31, 2024
Assets
Cash and due from banks	$5,929	$4,580
Interest-bearing demand deposits	4,277	3,213
Federal funds sold	2,793	1,386

Total cash and cash equivalents	12,999	9,179

Interest-bearing time deposits	9,389	10,369
Debt securities available-for-sale, at fair value	110,869	116,053
Marketable equity securities, at fair value	275	268
Restricted investments in bank stock, at cost	2,026	2,300

Loans held for sale	234	-

Loans	449,448	436,339
Allowance for credit losses	(4,451)	(4,379)

Net loans	444,997	431,960

Premises and equipment, net	8,061	8,251
Accrued interest receivable	2,032	1,804
Other real estate owned	77	-
Bank owned life insurance	13,029	12,966
Net deferred tax asset	2,100	2,247
Other assets	1,811	1,305

Total Assets	$607,899	$596,702

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$81,866	$69,746
Interest-bearing	424,550	419,783

Total deposits	506,416	489,529

Repurchase agreements	1,880	1,143
Federal Home Loan Bank advances	34,001	43,050
Accrued interest payable	1,904	1,736
Other liabilities	5,333	5,327

Total Liabilities	549,534	540,785
Commitments and Contingencies

Redeemable Common Stock Held By Employee Stock Ownership Plan	1,802	1,877

Stockholders' Equity
Common stock, par value $1.00 per share; authorized 5,000,000 shares; issued 2,160,000 shares; outstanding 1,858,536 and 1,858,536 shares at March 31, 2025 and December 31, 2024, respectively	2,160	2,160
Capital surplus	1,899	1,899
Retained earnings	65,819	64,013
Accumulated other comprehensive loss	(3,782)	(4,424)
Treasury stock, at cost: 2025: 301,464 shares; 2024: 301,464 shares	(7,731)	(7,731)

Total Stockholders' Equity	58,365	55,917

Less maximum cash obligation to ESOP shares	1,802	1,877
Total Stockholders’ Equity Less Maximum Cash Obligations Related to ESOP Shares	56,563	54,040

Total Liabilities and Stockholders' Equity	$607,899	$596,702
* Derived from audited consolidated financial statements.

Mifflinburg Bancorp, Inc. Consolidated Statements of Income

	For the Three Months Ended March 31,
(Dollars In Thousands, Except Share and Per Share Data) (unaudited)	2025	2024

Interest and Dividend Income
Interest and fees on loans	$6,407	$5,167
Interest-bearing deposits in banks	116	146
Federal funds sold	6	8
Securities:
Taxable	531	473
Tax-exempt	295	306
Dividends	48	47

Total Interest and Dividend Income	7,403	6,147

Interest Expense
Deposits	2,218	2,030
Federal Home Loan Bank advances	442	171
Other borrowings	1	116

Total Interest Expense	2,661	2,317

Net Interest Income	4,742	3,830

Provision for credit losses	7	-

Net Interest Income after provision for credit losses	4,735	3,830

Noninterest Income
Service charges on deposit accounts	131	105
ATM fees and debit card income	183	181
Mortgage banking revenue	42	77
Commissions from investment product sales	48	30
Gain from sale of premises	52	-
Net marketable equity security gains	7	51
Earnings on bank owned life insurance	63	64
Other	59	65

Total Noninterest Income	585	573

Noninterest Expense
Salaries and employee benefits	1,795	1,750
Net occupancy and equipment expense	302	299
Loss on sale of other real estate owned	-	6
Data processing fees	177	172
Pennsylvania shares tax	114	106
Professional fees	46	49
Advertising expense	31	34
FDIC deposit insurance	67	63
Merger expenses	163	-
Other	400	337

Total Noninterest Expense	3,095	2,816

Income Before Income Taxes	2,225	1,587

Income Taxes	419	231

Net Income	$1,806	$1,356

Earnings Per Share – Basic and diluted	$0.97	$0.73
Weighted Average Shares Outstanding	1,858,536	1,858,536

Mifflinburg Bancorp, Inc. Key Ratios and Other Data (Unaudited)

	As of and for the Three Months Ended
($ in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Average Balances
Cash and due from banks	$5,248	$5,537	$5,399
Interest-bearing deposits	11,589	18,438	17,805
Securities available for sale, at fair value	123,172	128,500	126,519
Mortgage loans held for sale	20	3	79
Loans, gross	446,174	385,723	391,261
Loans, net of allowance for credit losses	441,793	381,888	387,427
Total assets	604,318	593,544	559,265

Noninterest bearing deposits	80,664	79,632	76,884
Interest-bearing and savings deposits	287,708	281,232	277,621
Time deposits	129,558	108,075	113,595
Total deposits	497,930	468,939	468,100
Stockholders’ equity	57,061	52,106	54,912

Financial Ratios
Return on average assets (Annualized)	1.20%	0.28%	0.97%
Return on average equity (Annualized)	12.66%	2.93%	9.88%
Efficiency ratio (1)	58.10%	78.87%	63.91%

Allowance for Loan Credit Losses
Beginning balance	$4,379	$3,861	$3,861
Provision for credit losses	70	569	-
Charge-offs	-	(62)	(5)
Recoveries	2	11	1
Ending balance	$4,451	$4,379	$3,857
(1)	The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income.

Mifflinburg Bancorp, Inc. Asset Quality Data (Unaudited)

	As of the Three Months Ended
($ in thousands)	March 31, 2025	December 31, 2024	March 31, 2024

Nonperforming Assets
Nonaccrual loans	$366	$438	$330
Other real estate owned	77	-	-
Total nonperforming assets	$443	$438	$330
Loans 90 days or more past due and accruing	-	-	-

Asset Quality Ratios
Nonperforming assets to loans plus other real estate	0.10%	0.10%	0.08%
Allowance for credit losses on loans to total loans	0.99%	1.00%	0.98%
Allowance for credit losses on loans to nonperforming loans	1,004.74%	999.77%	1,165.26%